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                                                                   EXHIBIT 10.41

                            [FORM OF PROMISSORY NOTE]


                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS

                            EMPIRE OF CAROLINA, INC.

                                 PROMISSORY NOTE
                              DUE FEBRUARY 6, 1998




$____________                                            New York, New York
                                                                May 6, 1997



                  FOR VALUE RECEIVED, the undersigned, EMPIRE OF CAROLINA, INC., a Delaware corporation (the "Company"), promises to pay to the order of ________________________, a ______________________, or its registered assigns
(the "Holder"), the principal sum of __________________________
($_______________) on February 6, 1998, with interest thereon as provided herein.

                  1. Purchase Agreement. This Promissory Note (this "Note") is issued pursuant to the Securities Purchase Agreement, dated as of May 5, 1997, among the Company and certain purchasers named therein (the "Purchase Agreement"), and the Holder is entitled to the benefits of (and subject to the obligations expressly contained in) this Note and the Purchase Agreement and may enforce the agreements of the Company contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. Capitalized terms used herein without definition are used herein with the

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meanings ascribed to such terms in the Purchase Agreement.



                  2. Interest. The Company promises to pay simple interest on the principal amount of this Note at the rate of 12% per annum. The Company shall pay accrued interest upon maturity of this Note, upon conversion in accordance with paragraph 7 hereof (on the amount converted) or upon earlier repayment of principal. Interest on this Note shall accrue from the date of issuance until repayment of the principal and payment of all accrued interest in full. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Notwithstanding the foregoing provisions of this Section 2, but subject to applicable law, any overdue principal of and overdue interest on this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to the rate of interest otherwise in effect pursuant to this Section 2, and, upon and during the occurrence of an Event of Default, this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to the rate of interest otherwise in effect pursuant to this Section 2. Subject to applicable law, any interest that shall accrue on overdue interest on this Note as provided in the preceding sentence shall itself be deemed to be overdue interest on this Note to which the preceding sentence shall apply.

                  3. Repayment. All payments of principal, interest and other amounts due under this Note shall be paid at the earlier to occur of (i) February 6, 1998, or (ii) the later of (x) the closing on the Permanent Financing or (y) the closing on the Additional Financing if such Additional Financing is requested by the Company pursuant to the terms of the Purchase Agreement by giving notice prior to the closing on the Permanent Financing. All payments and prepayments of principal of and interest on this Note shall be made in lawful money of the United States of America.

                  4. Optional Prepayment. The Company, at its option, may prepay all or any portion of this Note, at any time on or after the Permanent Financing Closing Date or, if the Company has made a request for the Additional Financing prior to the Permanent Financing Closing Date, on or after the Additional Financing Closing Date, by paying an amount equal to the outstanding principal amount of this Note, or the portion of this Note called for prepayment, together with interest accrued and unpaid thereon to the date fixed for prepayment and any other amounts due under this Note and the Purchase Agreement, without penalty or premium.

                  5. Defaults. As the Company serves as a Guarantor of the obligations of Empire Industries, Inc., a North Carolina corporation (the "Borrower") under that certain Loan and Security Agreement, dated as of May 29, 1996, as amended, by and among BT Commercial Corporation, as a lender, and as administrative agent for all "Lenders" (as defined therein), LaSalle National Bank, a national banking association, as a lender and as collateral agent for all Lenders, and the Borrower (the "Senior Loan Agreement"), and as the Company is party to that certain Debenture Purchase Agreement, dated as of December 22, 1994, between the


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Company as borrower, the purchasers listed therein and WPG as agent (the
"Debenture Purchase Agreement"), this Note hereby incorporates by reference Paragraph 13 of the Senior Loan Agreement and Article 6.1 of the Debenture Purchase Agreement with respect to an event of default. Any event of default under the Senior Loan Agreement or the Debenture Purchase Agreement that results in an actual acceleration or an actual declaration of acceleration shall constitute an Event of Default under this Note. An Event of Default also shall occur hereunder upon (i) a call for any payment of guarantee of the Company under the Senior Loan Agreement; (ii) proof that any representation or warranty by the Company (or any of its officers) under the Purchase Agreement shall have been incorrect in any material respect when made, provided that such has a material adverse impact on the financial condition or the results of operations of the Company and its Subsidiaries taken as a whole; or (iii) the entry of any final judgment or final order against the Company in an amount exceeding $1.5 million which remains unsatisfied or undischarged and in effect for 30 days after such entry without a stay of enforcement or execution. Upon any Event of Default provided herein, the Holder shall be entitled to declare the outstanding principal amount and accrued interest under this Note immediately due and payable. However, in an Event of Default under Article 6.1.5 of the Debenture Purchase Agreement or Paragraph 13(c) of the Senior Loan Agreement pertaining to bankruptcy proceedings, this Note shall immediately and automatically become due and payable, without notice of any kind.

                  6. Pro Rata Treatment. Payments of principal, interest and other amounts, if any, under the Notes shall be made pro rata to each Holder based on the principal amount outstanding of such Holder's Note as compared to the aggregate principal amount of all outstanding Notes.

                  7. Convertibility. This Note may be converted, at the election of the Holder, in whole or in part, on a dollar-for-dollar basis into shares of Series A Preferred Stock (based upon the face amount thereof) (i) issued pursuant to the Permanent Financing in the event the Company does not give notice that it requires the Additional Financing within 30 days from the Closing Date, or (ii) issued pursuant to the Additional Financing in the event the Company gives notice that it requires Additional Financing no later than 30 days from the Closing Date.

                  8. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

                  9. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles

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 of conflicts of law of such State.


                  10. Variation in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  11. Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


                                            EMPIRE OF CAROLINA, INC.



                                            By _____________________________
                                               Name: Steven Geller
                                               Title: Chairman and Chief
                                                       Executive Officer





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